Exhibit 99.1

MUSIWAVE S.A.

AND SUBSIDIARIES

Consolidated Financial Statements

Twelve month period ended June 30, 2005

(With Independent Auditors’ Report)

MUSIWAVE S.A.

AND SUBSIDIARIES

Consolidated Financial Statements

Twelve-month period ended June 30, 2005

Independent Auditors’ Report

The Board of Directors and Stockholders

Musiwave S.A.

We have audited the accompanying consolidated balance sheet of Musiwave S.A. as of June 30, 2005, and the related consolidated statements of operations and cash flows for the twelve-month period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Musiwave S.A. and subsidiaries as of June 30, 2005 and the results of their operations and their cash flows for the twelve-month period then ended, in conformity with generally accepted accounting principles in France.

Accounting principles generally accepted in France vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 21 to the consolidated financial statements.

/s/ KPMG S.A.

Paris La Défense, France

March 22, 2006

MUSIWAVE S.A.

AND SUBSIDIARIES

Consolidated Balance Sheet

June 30, 2005
Assets

Fixed Assets:
Intangible Assets (Note 3)	€179,006
Tangible Assets (Note 3)	1,049,657
Deposits	186,811

Total Fixed Assets	1,415,474

Other Assets:
Accounts Receivable Net of an Allowance for Doubtful Accounts of € 131,008 (Note 4)	8,081,626
Other Receivables (Note 5)	2,189,356
Prepaid Expense	349,354
Marketable Securities (Note 7)	4,620,770
Cash and Cash Equivalent	2,139,813

Total Other Assets	17,380,919

Total Assets	€18,796,393

Stockholders’ Equity and Liabilities

Stockholders’ Equity (Note 8):
Share Capital	€1,030,006
Additional Paid-In Capital	4,981,500
Opening Retained Earnings	(961,540)
Foreign Currency Translation Adjustment	15,009
Net Loss	(1,332,619)

Total Stockholders’ Equity	3,732,356

Minority Interests (Note 9)	78,806
Provisions for Contingencies & Charges (Note 10)	275,905
Interest-Free Loans due to ANVAR (Note 11)	430,000
Financial Debt	149,591
Accounts Payable and Accrued Expenses (Note 12)	9,989,447
Deferred Revenue	382,000
Other Liabilities (Note 13)	3,758,288

Total Liabilities	15,064,037

Total Stockholders’ Equity and Liabilities	€18,796,393

See accompanying notes to consolidated financial statements.

MUSIWAVE S.A.

AND SUBSIDIARIES

Consolidated Statement of Operations

Twelve-month period ended June 30, 2005
Revenues	€21,755,353
Other Operating Income	123,938

Total	21,879,291

Royalties	(11,199,926)
Other External Costs	(5,019,671)
Personnel and Social Charges (Note 16)	(6,540,175)
Taxes Other Than Income Tax	(178,970)
Depreciation and Amortization	(278,685)
Provisions for Contingencies and Charges	(203,105)
Bad Debt Expense	(130,113)

Total	(23,550,645)

Operating Loss	(1,671,354)

Financial Income	136,742
Financial Expense	(73,962)

Net Financial Income (Note 18)	62,780

Loss Before Tax	(1,608,574)

Income Tax Benefit (Note 6)	270,121

Net Loss Before Minority Interest	(1,338,453)
Minority Interest	5,834
Net Loss	€(1,332,619)

See accompanying notes to consolidated financial statements.

MUSIWAVE S.A.

AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Twelve-month period ended June 30, 2005
Cash flow – operating activities:
Net loss	€(1,332,619)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation of fixed assets	278,685
Allowance for doubtful accounts	110,890
Provisions for contingencies and charges	203,105
Minority interest	(5,834)
Changes in working capital:
Accounts receivable	(3,012,811)
Other receivables	(1,614,822)
Prepaid expenses	(285,724)
Accounts payable	5,698,075
Other liabilities	3,005,957
Deferred revenue	382,000

Net cash provided by operating activities	3,426,902

Cash flow – investing activities:
Capital expenditures – intangible assets	(191,963)
Capital expenditures –tangible assets	(1,008,411)
Fixed assets in progress	(13,659)
Change in long-term deposits	(139,903)
Purchases of marketable securities	(377,058)

Net cash used for investing activities	(1,730,994)

Cash flow – financing activities:
Exercise of warrants	17,325
Increase in financial debt	160,715
Payment on financial debt	(11,124)
Minority interest contribution	50,000

Net cash provided by financing activities	216,916

Foreign currency translation adjustment	(202)

Change in Cash and cash equivalents	€1,912,622

Cash and cash equivalents
Beginning	€227,191
Ending	€2,139,813

See accompanying notes to consolidated financial statements.

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

1) Organization and Nature of Business and Significant Events of the Period

Musiwave S.A. is a French Société Anonyme with a Board of Directors subject to the provisions of the French Code of Commercial Law and to the Decree n°67-236 dated March 23, 1967 regarding commercial companies.

Musiwave is a provider of mobile music entertainment services to mobile phone operators and media companies.

These financial statements have been prepared in the context of the acquisition of Musiwave S.A. and subsidiaries (individually or collectively referred to as “Musiwave” or the “Company”) by Openwave Systems Inc. (“Openwave”) on January 13, 2006 (Note 20). Openwave’s shares are listed on the Nasdaq.

The Company transferred its headquarter from 23, rue Olivier Métra – Paris to 21/23, rue des Ardennes – Paris, on January 1, 2005.

2) Summary of Significant Accounting Policies and Practices

(a) Principles of Consolidation and Consolidation Scope

The consolidated financial statements of Musiwave as of and for the 12-month period ended June 30, 2005 have been prepared in accordance with generally accepted accounting principles in France, including Rule 99-02 of the French Accounting Standards Board (CRC).

The consolidated balance sheet as of June 30, 2005 includes the accounts of Musiwave S.A. which owns 100% of MP3 S.A.R.L., a French dormant company headquartered in Paris, and 80% of Musiwave Asia Ltd., a company based in Hong Kong with a branch in Taiwan. The remaining 20% of Musiwave Asia Ltd. are held by the general manager in charge of the operations of this entity.

	Fiscal year-end	Percentage of voting rights	Percentage of interest
Musiwave S.A.	December 31	Parent company	Parent company

MP3 S.A.R.L.	March 31	100%	100%
Musiwave Asia Ltd.	December 31	80%	80%

All consolidated companies at June 30, 2005 were fully consolidated in Musiwave’s consolidated financial statements based on their respective financial statements as of that date.

All significant intercompany balances and transactions have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period. Actual results could differ from those estimates.

(c) Translation of Foreign Subsidiaries’ Financial Statements

Balance sheet, statements of operations and cash flows of Musiwave Asia Ltd. whose functional currency is the Hong Kong dollar, are translated into the reporting currency of Musiwave S.A (Euro) at the applicable exchange rate (i.e., the closing period-end rate for balance sheet, and the average annual rate for statement of operations and cash flow statement). Resulting translation gains and losses are recorded in foreign currency translation adjustment in stockholders’ equity.

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

(d) Tangible and Intangible Fixed Assets

Tangible and intangible fixed assets are valued at their acquisition cost. Depreciation is computed using the straight line method based on the estimated useful lives of the related assets.

Rates used are as follows:

Estimated useful lives
Intangible Fixed Assets
Domain	1 to 2 years
Brand names and trademarks	10 years
Softwares	1 to 3 years
Hard disk contents	2 years

Tangible Fixed Assets
Technical equipment	3 to 10 years
Leasehold improvements	3 to 10 years
Office equipment	2 to 3 years
Furniture	10 years

A provision for depreciation of fixed assets is booked to reflect the loss of value of an asset, when such loss is considered permanent.

Assets financed by capital lease are capitalized and amortized over the shorter of the lease term or the estimated useful lives of the assets.

(e) Accounts Receivable

Accounts receivables are recorded at their carrying value. A provision is recorded when the recoverability is not probable.

(f) Marketable Securities

Marketable securities are stated at the lower of their aggregate cost or market value. In the case of quoted securities, the market value corresponds to the quoted market price as of the balance sheet date.

(g) Cash and Cash Equivalents

Cash and cash equivalents include cash balances and short-term highly liquid investments with original maturities of three months or less at the time of purchase and are stated at cost, which approximates their fair value.

(h) Provisions for Contingencies and Charges

Contingencies and charges arising from claims, litigations, fines, etc. are provided for when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

(i) Revenues

The Company typically earns revenue from agreements with mobile operators, for content delivery services, hosting and set-up services.

The Company’s revenue from product downloads is generated when an end-user purchases a wireless application, such as ringtones, pictones or full-track music via their cellular phone. The agreements with the mobile operators provide that the mobile operators are responsible for billing and collecting from the end-users, and remitting to the Company either as a percentage of end-user fee or as a fixed fee. Revenue from content download is recognized when services are rendered.

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

The Company recognizes revenue, and a corresponding expense, for transactions in which the Company directly licenses content from the license holders.

The Company records revenue on a net basis for transactions in which the Company acts as an agent and delivers content that the mobile operators license directly from the license holders.

The Company sometimes earns one-time user set-up fees, which are recognized as revenue in the period in which the work is completed and accepted by the customer.

Revenue earned from hosting services is recognized on a straight-line basis over the period in which the service is rendered.

(j) Research & Development Costs

Research and development costs are expensed as incurred.

(k) Royalties and Intellectual Property Rights

Provision for royalty and intellectual property right payments is calculated based on the fixed fee or percentage of revenue earned per download as stated in the agreements entered into with the publishing and record companies. The Company records licensing and royalty expense in the period in which the content or product is delivered.

(l) Pension Plans

Pension obligations represent the lump-sum retirement indemnity that the Company is required, under the applicable labor agreement, to pay when employees reach the retirement age. The amount is calculated based on factors such as years of service and compensation at retirement. There is no liability for the Company if the employee leaves before retirement age.

(m) Income Tax, Current and Deferred

Deferred taxes are recorded in the statement of operations and the balance sheet according to the liability method of tax allocation to account for temporary differences between the book value and taxable value of certain assets and liabilities.

Tax assets resulting from loss carry-forwards are recognized if it is more likely than not that they will be recovered within a foreseeable future.

(n) Stock-based Awards

Stock-based awards or warrants granted to employees, non-employees or directors do not generate expenses unless a company within the consolidation scope committed to repurchase the related shares.

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

3) Fixed Assets

Tangible and intangible fixed assets are as follows at June 30, 2005:

(€’000s)	Gross value	Depreciation and Amortization	Net book value
Intangible Fixed Assets
Domain	1	(1)	—
Brand names and trademarks	12	(4)	8
Softwares	106	(26)	80
Hard disk contents	113	(22)	91

Total Intangible Fixed Assets	232	(53)	179

Tangible fixed assets
Technical equipment	237	(30)	207
Leasehold improvements	223	(54)	169
Office equipment	861	(272)	589
Furniture	76	(5)	71
Fixed assets in progress	14	—	14

Total Tangible Fixed Assets	1,411	(361)	1,050

Depreciation expense for the 12-month period ended June 30, 2005 was €278,685.

Office equipment includes a computer equipment leased by the Company. The gross value of this equipment amounts to €155,000. It is depreciated over 3 years, corresponding to the length of the lease agreement.

4) Accounts Receivable

Accounts receivable are as follows at June 30, 2005:

(€’000s)	June 30, 2005
Billed accounts receivable	5,305
Unbilled accounts receivable	2,908
Allowance for doubtful accounts	(131)

8,082

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

5) Other Receivables

Other receivables were as follows at June 30, 2005:

(€’000s)	June 30, 2005
Valued Added Tax (VAT) receivable	1,062
Accrued R&D tax credit receivable	931
Withholding taxes	82
Advances to suppliers	29
Sundry debtors	85

2,189

In France, companies can benefit from a tax credit based on the research and development costs. Musiwave has applied for such credits since 2001. The tax credit can be deducted from income tax liability for a period of three years, or be reimbursed by the Tax Authorities if not utilized after the three-year period. As of June 30, 2005, the R&D tax credit to be received is for the years 2002 to 2005.

6) Income Taxes

The income tax benefit consists of the following:

(€’000s)	June 30, 2005
Current income tax	270
Deferred income tax	—

Total	270

Deferred income taxes provide for tax effects of temporary differences between the book and tax bases of the carrying amounts of assets and liabilities. Significant components of deferred tax assets and liabilities as at June 30, 2005 are as follows:

(€’000s)	June 30, 2005
Deferred tax assets
Tax losses carried forward	1,418
Other temporary differences	30

Total deferred tax assets, gross	1,448

Deferred tax liabilities	(402)

Valuation allowance	(1,046)

Deferred tax asset/(liabilities), net	—

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

The Company believes it is more likely than not that the results of future operations will not generate sufficient taxable income to allow for the utilization of deferred tax assets in the short term and has fully provided for them.

As at June 30, 2005, the Company had €4,254,827 of accumulated net operating loss carry-forwards that are available to offset future taxable income which can be carried forward indefinitely.

Income tax expense for the twelve-month period ended June 30, 2005 differed from the amounts computed by applying the statutory income tax rate in France of 33.33% of the pre-tax income, as a result of the following:

(€’000s)	June 30, 2005
Loss before income tax:	(1,609)
Expected tax benefit at French statutory tax rate	(536)
Change in valuation allowance	530
Research & development tax credit	(407)
Withholding taxes not recoverable	104
Branch tax expense	32
Effect of change in tax rate	(7)
Other	14

Income tax benefit	(270)

In France, companies can benefit from tax credit based on the research and development costs of the year (Note 5).

7) Marketable Securities

Marketable securities consist of shares in investment companies. Their market value as at June 30, 2005 amounts to €4,620,770, therefore no valuation allowance was recorded.

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

8) Stockholders’ Equity

Changes in stockholders’ equity over the 12-month period ended June 30, 2005 are as follows:

	Common Stock		Additional Paid-In Capital	Retained Earnings	Foreign Currency Translation Adjustment	Total Stockholders’ Equity
	Shares	€	€	€	€	€
Balance at July 1, 2004	5,063,403	1,012,681	4,981,500	(961,540)	15,325	5,047,966
Exercise of warrants	86,625	17,325	—	—	—	17,325
Impact of foreign exchange	—	—	—	—	(316)	(316)
Net loss	—	—	—	(1,332,619)	—	(1,332,619)

Balance at June 30, 2005	5,150,028	1,030,006	4,981,500	(2,294,159)	15,009	3,732,356

General

Musiwave was incorporated in February 2000 with a share capital of €38,122. Additional shares were issued for cash in subsequent financing rounds in 2000 and 2002 and through exercise of warrants. At June 30, 2005, the issued and outstanding shares consisted of 5,150,028 ordinary shares with a par value of €0.20.

Preemptive subscription rights

Stockholders have preemptive rights to subscribe for additional shares issued by Musiwave for cash on a pro rata basis. Stockholders may waive such preemptive subscription rights at an extraordinary general meeting of stockholders under certain circumstances. Preemptive subscription rights, if not previously waived, are transferable during the subscription period relating to a particular offer of shares.

Warrants

The stockholders of Musiwave authorized the board of directors to grant warrants (Bons de souscription de parts de Créateurs d’Entreprise or BSPCE) to employees and members of the board of the French parent company.

On March 13, 2001, the stockholders’ meeting granted 31,600 warrants (the “BCE - 2001 Plan”) to the Company’s employees. Under the terms of the Plan, each warrant gives the right to purchase one share of the Company’s common stock at an exercise price of €20.34 per share. Warrants expire after 5 years. Any unvested or unexercised warrants are cancelled upon termination of employment. These warrants were granted at an exercise price equal to the fair market value of Musiwave’s common stock at the grant date.

On February 22, 2002, the stockholders’ meeting approved a resolution to cancel the 31,600 warrants and granted 1,105,574 new warrants to Musiwave’s employees and to the President of the Company at an exercise price of €0.20 per share (the “BCE - 2002 Plan”). These warrants were granted at an exercise price equal to the subscription price of the 1,641,500 common stocks issued to external third parties on the same day, representing approximately 83% of the Company’s common stock subsequent to the transaction. Under the BCE - 2002 Plan, no warrants are exercisable in 2002, 20% are exercisable in 2003 and 80% starting on with 2004. The BCE – 2002 Plan also includes specific financial thresholds to be met in 2002 to allow for the exercise of more than 20% of the warrants by the President and certain key employees. Notwithstanding the preceding, all warrants become fully exercisable in case 100% of the common stock and voting rights of the Company are acquired for cash by a third party for an aggregate price greater than €12.2 million; 60% of the warrants become fully exercisable in case 100% of the common stock and voting rights of the Company are acquired for cash by a third party for an aggregate price greater than €9.14 million.

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

On July 23, 2002, the BCE – 2002 Plan was amended as follows: warrants cannot be exercised except in the following circumstances: i) the sale of at least 50% of the Company’s common stock and voting rights, or ii) the consummation of an IPO on an European or United States of America’s regulated market, together referred to as the “Sale”. If the Sale price is higher than €3.9 per share, all warrants become exercisable. If the Sale price is greater than €1.95 and lower than €3.9 per share, the number of exercisable warrants is set forth based on a formula.

On December 17, 2004, the amendment to the BCE – 2002 Plan as decided by the stockholders’ meeting on July 23, 2002 was superseded as follows: i) 20% of the founders’ warrants granted to the President and certain key employees are exercisable even outside the context of a Sale; ii) the founders’ warrants granted to other employees are exercisable only in the context of a Sale.

Warrants granted under the BCE – 2002 Plan expire after five years. Any unvested or unexercised options and warrants are cancelled upon termination of employment.

On March 1, 2004, the stockholders’ meeting authorized the issuance of 134,566 warrants (the “BCE - 2004 Plan”) to Musiwave’s employees with an exercise price of €1.3. The other terms of the BCE – 2004 Plan are similar to those of the BCE – 2002 Plan, as amended. On April 22, 2004, the board of directors granted 119,132 warrants. In December 2004, all warrants granted under the BCE - 2004 Plan were cancelled as the legal conditions surrounding their grant were not compliant with French regulations.

In December 2004, in connection with the cancellation of the BCE – 2004 Plan, certain financial investors of the Company, together with the President of Musiwave granted a put option for 300,416 of their shares to some executives and employees, and for 18,854 of their shares to an independent board member at an exercise price of €.3.00 per share, €0.3 per share being fully paid in December 2004. This option was exercisable until December 31, 2009 in connection with a sale of at least 50 % of Musiwave’s common stock and voting rights and was subject to the continuing employment of such executives and employees.

Movements in warrants were as follows from July 1, 2004 through June 30, 2005:

Number of warrants
Outstanding at July 1, 2004	1,224,706
Forfeiture of warrants upon resignation	(61, 272)
Cancellation of the warrants granted on April 22, 2004	(119,132)
Exercise of warrants	(86,625)

Outstanding at June 30, 2005	957,677

9) Minority Interest

Minority interest pertains to the interest held by the general manager of Musiwave Asia Ltd. in this entity.

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

10) Provisions for Contingencies and Charges

Provisions for contingencies and charges amount to €275,905 as at June 30, 2005 and pertain to the following:

(€’000s)	June 30, 2005
Provision for tax risks	179
Provision for redundancies	45
Provisions for litigations	17
Provision for unrealized foreign exchange loss	5
Provision for pension indemnities	30

Total	276

11) Interest-Free Loans Due to ANVAR

Musiwave entered into two agreements with the Agence Nationale de Valorisation de la Recherche (ANVAR), a government sponsored body providing financial resources to innovating companies. Both agreements required Musiwave to operate a development program (the “Program”). Pursuant to these agreements, the loans received from ANVAR are unconditional. These loans are fully repayable (without interest) only in case of success of the Programs. In case the Programs are not successful, the Company would still be committed to repay a portion of the loans. These loans are included in long-term liabilities at their nominal values.

Under the terms of the first agreement signed on January 31, 2003, the Company received an amount of €450,000. The remaining balance was €350,000 at June 30, 2005, of which €150,000 were reimbursed on September 30, 2005. The remaining balance will be reimbursed on September 30, 2006. The Program was completed successfully in December 2003.

Under the terms of the second agreement signed on February 18, 2004, the Company received an amount of €120,000 in two instalments, the second one upon completion of the Program, which occurred on October 17, 2005. The balance was €80,000 at June 30, 2005. This loan will be reimbursed in two instalments: €40,000 on September 30, 2006 and €80,000 on September 30, 2007. The Program was successfully completed in October 2005.

12) Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses amount to €9,989,447 as at June 30, 2005 and are broken down as follows:

(€’000s)	June 30, 2005
Trade accounts payable	4,631
Trade accruals	5,382
Credit notes to be received	(24)

9,989

Accounts payable and accrued expenses at June 30, 2005 include royalty payable and accrual in the amount of €6,088,209.

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

13) Other Liabilities

Other liabilities amount to €3,758,288 as at June 30, 2005 and can be broken down as follows:

(€’000s)	June 30, 2005
Tax liabilities	783
Employee related payable	1,520
Credit notes to be issued	1,279
Foreign income tax liabilities	49
Other	127

3,758

Tax liabilities mainly include VAT payable and other tax accruals in the amount of €678,435 and €104,296, respectively.

Employee related payable include amounts due to employees (accrued vacation and bonuses) and payroll charge accrual in the amount of €905,394 and €614,637, respectively.

14) Other Assets and Liability Maturity Date

The breakdown by maturity is as follows:

	Balance at June 30, 2005	Maturity
(€’000s)		Less than 1 year	1 to 5 years	More than 5 years
Deposits	187	—	—	187
Accounts receivable	8,082	8,082	—	—
Other receivable	2,189	1,353	836	—
Prepaid expense	349	349	—	—

Total	10,807	9,784	836	187

Loan due to ANVAR	430	150	280	—
Financial debt	150	54	96	—
Account payable	9,989	9,989	—	—
Other liabilities	3,758	3,758	—	—
Deferred revenue	382	382	—	—

Total	14,709	14,333	376	—

Financial debt mainly relates to obligations under capital leases in the amount of €143,876.

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

15) Commitments

The Company leases facilities and certain equipments under operating or capital leases. The future minimum annual payments under these leases, at June 30, 2005, are as follows:

(€’000s) Year ending June 30,	Operating leases	Capital leases	Total
2006	410	61	471
2007	371	61	432
2008	156	46	202

Total	937	168	1,105

16) Personnel and Social Charges

Personnel and social charges amount to €5,004,586 and €1,535,589, respectively, for the 12-month period ended June 30, 2005.

Headcount by department is as follows as at June 30, 2005:

Headcount
Research & Development	53
Marketing	32
Contents production (sound engineers)	33
Customers project heads	15
Sales	14
Contents acquisition with the publishers (majors)	9
Administration, finance	16

Total	172

17) Research and Development Costs

Research and development costs incurred by the Company for the 12-month period ended June 30, 2005 were €3,340,615.

18) Financial Income/Expense

Financial expense mainly consists of foreign exchange losses in the amount of €61,560.

Financial income mainly consists of net gain from sale of marketable securities in the amount of €82,961 and foreign exchange gains in the amount of €53,547.

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

19) Segment Information

Revenues by country are as follows for the 12-month period ended June 30, 2005:

(€’000s)	Revenues
France	4,529
Rest of Europe	14,878
Asia-Pacific	1,968
Other	380

Total	21,755

Long-term assets are mainly located at the head office in France.

20) Subsequent Events

(a) Sale of the Company

On January 13, 2006, Openwave Systems Inc. acquired all outstanding shares of Musiwave for an initial payment of approximately €94.3 million. The initial payment was paid in cash, with approximately €10.6 million of such amount paid into an escrow account and held for an 18-month period. The escrow account is set aside for potential claims and litigation. Openwave Systems Inc. may pay a contingent earn-out of up to an additional €15.0 million. The final amount of the earn-out will be determined based upon achievement of certain financial targets. The contingent earn-out is expected to be paid with a mixture of cash and stock. In addition, Openwave Systems Inc. may pay a contingent amount of up to €2.3 million for retention of certain key employees of Musiwave.

(b) Exercise of warrants

On August 29, 2005, the share capital of the Company was increased by €9,427 further to the exercise of 47,135 warrants granted at nominal value.

On September 24, 2005, the remaining beneficiaries of 910,542 BCE—2002 Plan warrants executed letters under which they informed the Company of their decision to exercise their warrants upon the closing of the Share Purchase Agreement. On January 12, 2006, the share capital of the Company was increased by €182,108 further to the exercise of the 910,542 warrants resulting in a share capital of €1,221,541 divided in 6,107,705 shares of common stock.

(c) Purchase of Minority Interest of Musiwave Asia

On January 10, 2006, Musiwave S.A. purchased the 20% minority interest in Musiwave Asia Ltd for a cash consideration of €1,440,000. An additional €240,000 cash consideration may be paid as an earn-out. This amount is part of the overall maximum €15.0 million earn-out discussed in Note 20a. As a result of this transaction, Musiwave Asia Ltd is fully owned by Musiwave S.A. effective January 10, 2006.

(d) Put options

On January 12, 2006, employees and executives of Musiwave exercised their put options and acquired from the President of the Company and some financial investors 319,270 shares at €2.70 per share. Those shares were acquired by Openwave Systems Inc. in connection with the Share Purchase Agreement.

21) Summary of Differences Between French GAAP and U.S. GAAP

The consolidated financial statements have been prepared in accordance with French GAAP which, as applied by the Company, differs in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The effects of the application of U.S. GAAP to stockholders’ equity and net loss are set forth in the tables below:

MUSIWAVE S.A.

AND SUBSIDIARIES

Notes to the consolidated financial statements

(a) Reconciliation of Stockholders’ Equity to U.S. GAAP

June 30, 2005
French GAAP Stockholders’ Equity as reported in the Consolidated Balance Sheet	€3,732,356

Adjustments to conform to U.S. GAAP
Revenue recognition of set-up fees	(936,964)
Fixed assets solely used for R&D	(6,679)
Tax effect	—

(943,643)

U.S. GAAP Stockholders’ Equity	€2,788,713

(b) Reconciliation of Net Loss to U.S. GAAP

June 30, 2005
French GAAP Net Loss as reported in the Consolidated Statement of Operations	€(1,332,619)

Adjustments to conform to U.S. GAAP
Revenue recognition of set-up fees	(936,964)
Compensation expense regarding warrants	(550,495)
Fixed assets solely used for R&D	(6,679)
Tax effect	—

(1,494,138)

U.S. GAAP Net Loss	€(2,826,757)

MUSIWAVE S.A.

AND SUBSIDIARIES

(c) Notes to Reconciliation of Consolidated Net Income and Consolidated Shareholders’ Equity

Under French GAAP, one-time user set-up fees are recognized as revenue in the period in which the work is completed and accepted by the customer. Under US GAAP, such one-time set-up fees are deferred and amortized over the average expected life of the related customer relationship. This difference generates a tax benefit which is fully provided for through the valuation allowance.

Under French GAAP, no compensation expense is recognized in connection with the grant of warrants. Under US GAAP, the Company has elected to apply the intrinsic method in accordance with APB Opinion No. 25, which provides that a compensation expense is recognized when the fair value of the underlying stock exceeds the exercise price of the warrants. The terms of the warrants granted under the BCE – 2002 Plan to the President and certain key employees were amended subsequent to their grant. Consequently, a compensation expense has been recognized for the difference between the fair value of Musiwave’s underlying stock at the time the terms of the warrants were changed and their exercise price.

Under French GAAP, fixed assets are recorded as assets regardless of their usage. Under US GAAP, the costs of equipment that are acquired for a particular research and development project and that have no alternative future uses (in other research and development projects or otherwise) and therefore no separate economic values are expensed as research and development costs at the time the costs are incurred. This difference generates a tax benefit which is fully provided for through the valuation allowance.